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Camco Financial Announces Quarterly Cash Dividend

CAMBRIDGE, Ohio, April 10, 2009 (GLOBE NEWSWIRE) -- Camco Financial Corporation (Camco) (Nasdaq:CAFI) announced a quarterly cash dividend of $0.01 cent per share. The cash dividend was declared April 10, 2009 for shareholders of record on April 20, 2009 and is payable April 28, 2009.

CEO and President James Huston stated, "Our continued dividend strategy preserves capital to ensure the Company's ability to take advantage of opportunities within the banking industry. Given the severe contraction our markets have experienced, capital retention is both prudent and sound as the Company evaluates the ongoing severity and duration of this economic cycle."

Camco Financial Corporation, holding company of Advantage Bank, is a multi-state financial services holding company headquartered in Cambridge, Ohio. Advantage Bank and its affiliate, Camco Title Agency, offer relationship banking that includes commercial, small business and consumer financial services, internet banking and title insurance services from twenty-eight offices in Ohio, Kentucky and West Virginia.

Additional information about Camco may be found on Camco's web site: www.advantagebank.com

The Camco Financial Corporation logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=4639

CONTACT:  Camco Financial Corporation
          James Huston, Chairman/CEO /President
          740-435-2020
          jhuston@advantagebank.com